Exhibit 4.1

BASE INDENTURE

Dated as of January 24, 2023

Among

DELL INTERNATIONAL L.L.C.

and

EMC CORPORATION,

as Issuers,

THE GUARANTORS PARTY HERETO,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SENIOR DEBT SECURITIES

AS MAY BE ISSUED FROM TIME TO TIME IN ONE OR MORE SERIES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03; 4.04
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.04
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01; 7.02
(e)	6.14
316(a)(1)	6.02; 6.04; 6.05
(a)(2)	N.A.
(b)	6.07
(c)	1.05
317(a)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

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EXHIBITS

Exhibit A	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

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INDENTURE, dated as of January 24, 2023, among Dell International L.L.C., a Delaware limited liability company (“Dell International”), EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of senior debt securities (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Securities of any series:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Securities, under circumstances specified herein or therein, to be paid by the Issuers to certain Holders specified herein or therein (in respect of certain taxes imposed on such Holders) and which are owing to such Holders.

“Additional Securities” means additional Securities issued pursuant to the terms of any Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, other than any additional Securities issued pursuant to Sections 2.06, 2.07, 2.10 or 9.05 of this Indenture or additional Securities issued in respect of the remaining portion of any Securities redeemed in part as provided for under any supplemental indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board” with respect to a Person means the board of directors (or similar body, including any sole or managing member, as applicable) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body, including any sole or managing member, as applicable).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearance agency.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06(a), in such form as shall be established in one or more Officer’s Certificates, supplemental indentures or resolutions of the Issuers’ Boards, as applicable, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, except that such Security shall not bear the Global Security Legend and shall not have any “Schedule of Exchanges of Interests in the Global Security” (or similar schedule) attached thereto.

“Dell” means Dell Inc., a Delaware corporation.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Denali Intermediate” means Denali Intermediate, Inc., a Delaware corporation.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as the Depositary with respect to such series of Securities by the Issuers, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depository” shall mean the Depository with respect to the Securities of such series.

“Dividing Person” has the meaning set forth for such term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“EMC” means EMC Corporation, a Massachusetts corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, or any successor securities clearance agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“GAAP” means, unless otherwise specified with respect to Securities of a particular series, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect as of the time when and for the period as to which such accounting principles are to be applied.

“Global Security Legend” means the legend set forth in Section 2.06(b), which is required to be placed on all Global Securities issued under this Indenture.

“Global Security” means, with respect to each series of Securities, a Global Security in such form as shall be established in one or more Officer’s Certificates, supplemental indentures or resolutions of the Issuers’ Boards, as applicable, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Security Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities of such series.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations.

“Guarantor” means, with respect to each series of Securities, Parent, Denali Intermediate and Dell until, in each case, such Person is released from, its Security Guarantee with respect to such series of Securities in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Security is registered on the registrar’s books.

“Indenture” means this Indenture, as it may be amended or supplemented from time to time pursuant to the applicable provisions hereof. The term “Indenture”, with respect to a series of Securities, shall also include the terms of the particular series of Securities established as contemplated by Section 2.01.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Issue Date” means with respect to any series of Securities the first date such Securities are issued under this Indenture.

“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each Issuer and delivered to the Trustee.

“Issuers” has the meaning set forth for such term in the introductory paragraph hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of option for repayment or otherwise.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight line or operating lease shall be considered a Non-Financing Lease Obligation.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Parent or an Issuer by an Officer of Parent or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Issuers or the Guarantors.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Par Call Date” means, with respect to any series of Securities, the “Par Call Date” as defined in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, pursuant to which such Securities were issued.

“Parent” means Dell Technologies Inc., a Delaware corporation, and any successor entity, as permitted by this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Record Date” for the interest or Additional Amounts, if any, payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.01.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within its corporate trust department including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities” has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Securities.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on Parent’s or any of its Subsidiaries’ financial statements.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Applicable Law”	13.11
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01	(a)
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Registrar”	2.03
“Redemption Price Deficit”	11.01
“Security Register”	2.03
“Successor Company”	5.01	(a)(1)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Securities of any series and the Security Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Securities of such series and the Security Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.

In addition, so long as a Guarantor that is either (1) a direct or indirect parent company of Parent and does not hold any material assets other than the Equity Interests of Parent or (2) a direct or indirect wholly-owned subsidiary of Parent and does not hold any material assets other than the Equity Interests of the Issuers and their direct or indirect parent companies (in each case, as determined in good faith by the Board or senior management of such Guarantor), any calculations or measures that are determined with reference to Parent’s financial statements may be determined with reference to such Guarantor’s financial statements instead.

SECTION 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a Record Date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such Record Date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a Record Date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a Record Date is fixed, the Holders on such Record Date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such Record Date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such Record Date.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Form and Dating; Terms.

(a) General. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. In the absence of any specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and integral multiples of $1,000 thereof.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

By:
Authorized Signatory

(b) Series of Securities. The aggregate principal amount of Securities of any series that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. All Securities of a series shall be identical except with respect to the date of issuance, issue price and, if applicable, the first payment of interest and the first date from which interest will accrue with respect to any Additional Securities of such series. Securities may differ between series in respect of any matters; provided that all series of Securities shall be equally and ratably entitled to the benefits of this Indenture. There shall be set forth in one or more Officer’s Certificate, supplemental indentures hereto and/or Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted pursuant to the resolutions of the Issuers’ Boards, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Article 2);

(3) the price or prices at which the Securities of the series will be sold;

(4) the Person to whom any interest on the Securities of the series shall be payable, if other than the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Record Date;

(5) the date or dates on which the principal and premium, if any, of the Securities of the series are payable;

(6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method of determining the rate or rates at which the Securities of the series shall bear interest, if any, or the method for determining the date or dates from which interest will accrue, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which any such interest shall be payable or the method by which the dates will be determined, the Record Date for any interest payable on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and any premium and interest on Securities of the series shall be payable, if other than the Corporate Trust Office of the Trustee, where the Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of such series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the series may be redeemed, in whole or in part, at the option of the Issuers;

(9) the obligation of the Issuers, if any, to redeem or purchase the Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities;

(10) the terms, if any, upon which the Securities of the series may be exchanged for other securities of the Issuers and the terms and conditions upon which the exchange shall be effected, including the initial exchange price or rate, the exchange period and any other additional provisions;

(11) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;

(12) the currency, currencies or currency units in which payment of principal of and any premium and interest on the Securities of the series shall be payable, if other than the currency of the United States of America;

(13) any index, formula or other method used to determine the amount of payments of principal of or any premium or interest on the Securities;

(14) if the principal amount payable at the Stated Maturity of the Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in currency of the United States of America;

(15) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuers or the Holders thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(16) the applicability of, and any addition to or change in, the covenants and definitions set forth in this Indenture as then in effect or in terms set forth in this Indenture as then in effect relating to permitted consolidations, mergers or sale of assets;

(17) any additions or deletions or changes to the provisions provided in Article 8 of this Indenture relating to covenant defeasance and legal defeasance, including the addition of additional covenants that may be subject to the Issuers’ covenant defeasance option;

(18) whether any of the Securities of such series shall be issuable in temporary or permanent global form or both, and, if so, the Depositary or Depositaries for such Global Security or Global Securities and the terms and conditions, if any, other than those set forth in Article 2, upon which interests in such Global Security may be exchanged, in whole or in part, for the individual Securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the Global Security in addition to or in lieu of the legend referred to in this Indenture;

(19) the Trustee and any authenticating agents, Paying Agents, transfer agents or registrars, including if a party other than The Bank of New York Mellon Trust Company, N.A. is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such party;

(20) the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect;

(21) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(22) any addition to or change in the Events of Default with respect to the Securities of the series and any change in the right of the Trustee or the Holders of the Securities of such series to declare the principal, premium and interest with respect to the Securities of such series due and payable; and

(23) any other terms of the Securities of such series and the related Security Guarantees, if any (whether or not such other terms are consistent or inconsistent with the provisions of this Indenture, except as permitted by Article 9 and any deletions from or modifications or additions to this Indenture in respect of such Securities or such Security Guarantees, if any).

All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to any such Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, with respect to a series of Securities, the authorized principal amount of any series of Securities may be increased to provide for issuances of Additional Securities of a series, at the option of the Issuers, without the consent of any Holder of any series of Securities, at any time and from time to time.

(c) Global Securities. Securities issued in global form shall be in such form as shall be established in one or more Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable and in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” (or similar schedule) attached thereto). Securities issued in definitive form shall be in such form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” (or similar schedule) attached thereto). Each Global Security shall represent such of the outstanding Securities of any series as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” (or similar schedule) attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Securities of any series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of any series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(d) [Reserved].

(e) Terms. The terms and provisions contained in the Securities of any series shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, and the Issuers and the Guarantors expressly agree to such terms and provisions and to be bound thereby.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, the Securities shall not be redeemable, other than as provided in Article 3.

SECTION 2.02. Execution and Authentication.

At least one Officer shall execute the Securities on behalf of each of the Issuers by manual, facsimile or electronic (including, but not limited to, “.pdf”) signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Security has been duly authenticated and delivered under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities executed by the Issuers to the Trustee for authentication and delivery and the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Securities of any series for an aggregate principal amount specified in such Authentication Order for such Securities.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a) (x) if the terms and form of such Securities are established by action taken pursuant to a resolution or resolutions of the Board of the Issuers, a copy of the appropriate record of such action, certified by the Secretary or an Assistant Secretary of the Issuers, and (y) if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of the Issuers, such Officer’s Certificate; and/or

(b) a copy of the executed supplemental indenture.

(c) an Officer’s Certificate delivered in accordance with Sections 13.04 and 13.05; and

(d) an Opinion of Counsel, delivered in accordance with Sections 13.04 and 13.05, and which shall also state:

(1) that the form of such Securities has been established by an Officer’s Certificate or supplemental indenture or pursuant to resolutions of the Issuers’ Boards in accordance with Section 2.01 of this Base Indenture and in conformity with this Base Indenture;

(2) that the terms of such Securities have been established in accordance with Section 2.01 of this Base Indenture and in conformity with the other provisions of this Base Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of each Issuer, enforceable in accordance with their terms, subject to customary exceptions, limitations, qualifications and other assumptions.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03. Registrar and Paying Agent.

The Issuers shall maintain with respect to each series of Securities an office or agency where Securities of such series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each series of Securities (“Security Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities of any series, unless another Depositary is appointed prior to the time Securities of such series are first issued.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Securities and to act as Custodian with respect to the Global Securities of any series, unless another Paying Agent or Registrar is appointed prior to the time Securities of such series are first issued.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of any series of Securities or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts, if any, on such series of Securities, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to such series of Securities to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it with respect to such series of Securities to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent or a Subsidiary of Parent) shall have no further liability for the money. If Parent or a Subsidiary of Parent acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Securities of any series.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities of any series and the Issuers shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 2.06, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository. A beneficial interest in a Global Security may not be exchanged for a Definitive Security of the same series unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Upon the occurrence of any of the preceding events in clause (i) or (ii) above, Definitive Securities delivered in exchange for any Global Security of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in clause (i) or (ii) above.

(b) Global Securities Legends. Unless otherwise specified as contemplated by Section 2.01(b), each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY

MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities of the same series, the principal amount of Securities of the series represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of the same series, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(d) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Holders shall be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06 and 9.05 of this Indenture).

(iii) Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Security selected for redemption or tendered (and not withdrawn) for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Security being redeemed or repurchased in part.

(iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of a selection of Securities of such series for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a change of control offer or other tender offer, in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest (including Additional Amounts, if any) on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities of such series to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Securities.

If any mutilated Security is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Security, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuers may charge for its expenses in replacing a Security.

Every replacement Security is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08. Outstanding Securities.

The Securities of any series outstanding at any time are all the Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or the Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver, consent or other action, the principal amount of an Original Issue Discount Security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 6.02.

SECTION 2.09. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver, consent or other action, Securities of a series owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities of a series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities of a series and that the pledgee is not an Issuer or any obligor upon the Securities of a series or any Affiliate of an Issuer or of such other obligor.

SECTION 2.10. Temporary Securities.

Until certificates representing Securities of any series are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Issuers considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities of the same series in exchange for temporary Securities.

Holders and beneficial holders, as the case may be, of temporary Securities of any series shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Securities of such series under this Indenture.

SECTION 2.11. Cancellation.

The Issuers at any time may deliver Securities of any series to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Securities shall be delivered to the Issuers upon their written request. The Issuers may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

If the Issuers default in a payment of interest on the Securities of any series, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Securities of such series and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special Record Date and payment date; provided that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special Record Date. At least 15 days before the special Record Date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall send or cause to be sent to each Holder of such series of Securities a notice at his or her address as it appears in the Security Register that states the special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.13. CUSIP Numbers.

The Issuers in issuing the Securities of any series may use CUSIP, ISIN and/or other similar security identifying numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, ISIN numbers and/or any such other similar security identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee of any change in the security identifying numbers of any Securities.

SECTION 2.14. Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Issuers shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuers elect to redeem Securities of any series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, governing such series of Securities, it shall furnish to the Trustee, at least 2 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 70 days before a Redemption

Date (except as set forth in the last paragraph of Section 3.03), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Security and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards governing such series of Securities, as applicable, pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Securities to be redeemed and (iv) the Redemption Price.

SECTION 3.02. Selection of Securities to Be Redeemed or Purchased.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, in the case of a partial redemption or purchase, selection of the Securities of a series for redemption or purchase will be made by lot. For so long as the Securities are held by DTC (or another Depositary), the redemption or purchase of the Securities shall be done in accordance with the policies and procedures of the Depositary.

Such Securities of a series to be redeemed or purchased shall be selected, unless otherwise provided herein or by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards for a particular series of Securities, not less than 10 nor more than 60 days prior to the Redemption Date from the outstanding Securities of such series not previously called for redemption or purchase.

Securities and portions of Securities selected for redemption or purchase shall be in an authorized denomination (which shall not be less than the minimum authorized denomination provided for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards), except that if all of the Securities of a Holder are to be redeemed or purchased, the entire outstanding amount of Securities of such series held by such Holder, even if not in an authorized denomination, shall be redeemed or purchased. Provisions of this Indenture that apply to Securities of a series called for redemption or purchase also apply to portions of Securities of that series called for redemption or purchase.

SECTION 3.03. Notice of Redemption.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, the Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 days, but except as set forth in the last paragraph of this Section 3.03, but not more than 60 days before the Redemption Date or purchase date to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notices of redemption may be conditional.

The notice shall identify the series of Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Security of a series is to be redeemed or purchased in part only, the portion of the principal amount of the Security to be redeemed or purchased and that a new Security or Securities of such series in a principal amount equal to the unredeemed or unpurchased portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security; provided that the new Security or Securities will be only issued in the minimum authorized denomination;

(d) the name and address of the Paying Agent;

(e) that Securities of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuers default in making such redemption payment, interest on Securities of the series called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Securities and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards governing such series of Securities, as applicable, pursuant to which the Securities called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN number and/or other similar security identifying numbers, if any, listed in such notice or printed on the Securities; and

(i) if in connection with a redemption of any series of Securities pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards governing such series of Securities, as applicable, any condition to such redemption.

A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof. The Issuers’ actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine the Redemption Price or verify the calculation of the Redemption Price.

Notice of any redemption of, or any offer to purchase, the Securities may, at the Issuers’ discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date or by the redemption date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.

The Issuers may redeem Securities pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

SECTION 3.04. Effect of Notice of Redemption or Purchase.

Once notice of redemption is sent (including electronically) in accordance with Section 3.03, Securities of a series called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the Redemption Price or purchase price, as applicable, unless such redemption or purchase is conditioned on the happening of a future event. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Security or portions thereof. Subject to Section 3.05, on and after the Redemption Date or purchase date, as applicable, interest ceases to accrue on Securities or portions of Securities called for redemption or purchase.

SECTION 3.05. Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued and unpaid interest (including Additional Amounts, if any) on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in such series of Securities and in Section 4.01.

SECTION 3.06. Securities Redeemed or Purchased in Part.

Upon surrender of a Security that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Security of the same series equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Security will be issued in an authorized denomination. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Security.

SECTION 3.07. Optional Redemption.

The optional redemption terms with respect to any series of Securities shall be set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, governing such series of Securities. The Issuers and their Affiliates may at any time and from time to time acquire Securities by means other than a redemption, including pursuant to a tender offer, the purchase of Securities in the open market, in privately negotiated transactions or otherwise.

SECTION 3.08. Mandatory Redemption.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, the Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to any series of Securities.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on each series of Securities on the dates and in the manner provided in such series of Securities; provided that all payments of principal, premium, if any, and interest with respect to the Securities represented by one or more Global Securities registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Additional Amounts, if any, Parent or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of any series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Securities of such series and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03. Reports and Other Information.

(a) To the extent any Securities are outstanding, Parent shall deliver to the Trustee any reports, information and documents that Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. All such reports, information or documents referred to in this Section 4.03 that Parent files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to Holders at the time such reports, information or documents are filed via the EDGAR system (or any successor system).

(b) [Reserved].

(c) Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.04. Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year of Parent ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of indebtedness of an Issuer or any Guarantor gives any notice or takes any other action with respect to a claimed Default, the Issuers shall promptly (which shall be no more than thirty (30) days) deliver to the Trustee an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

SECTION 4.05. Taxes.

The Issuers shall pay, and shall cause each of the Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 4.06. Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Issuers agree to pay to the Holder of any such Securities Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Securities of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 4.08. Corporate Existence.

Subject to Article 5, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Issuers and the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or Guarantor and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and the Guarantors; provided that Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Issuers or the Guarantors, if Parent in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets.

(a) The Issuers and the Guarantors shall not merge, consolidate or amalgamate with or into or wind up into (whether or not such Issuer or Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) (x) in the case of a Division where an Issuer or Guarantor is the Dividing Person, each Division Successor shall remain or become an Issuer or a Guarantor, as the case may be, and (y) in all other cases, an Issuer or a Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer or a Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (in each of clauses (x) and (y) above, such Issuer, such Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the Securities is a corporation;

(2) the Successor Company, if other than an Issuer or a Guarantor, expressly assumes, in the case of a Guarantor, all the obligations of such Guarantor under this Indenture and its Security Guarantee and, in the case of an Issuer, all of the obligations of such Issuer under this Indenture and the Securities, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(3) immediately after such transaction, no Event of Default exists.

(b) The Successor Company shall succeed to, and be substituted for an Issuer or a Guarantor, as the case may be, under this Indenture, the Security Guarantees and the Securities, as applicable, and such Issuer or Guarantor, as applicable, shall automatically be released and discharged from its obligations under this Indenture, the Security Guarantees and the Securities, as applicable. Notwithstanding the foregoing,

(1) any Subsidiary of Parent may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Parent and any of its Subsidiaries (including the Issuers); and

(2) an Issuer or a Guarantor may merge, consolidate or amalgamate with or into an Affiliate of such Issuer or such Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer or such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Parent or an Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which Parent or such Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to Parent or such Issuer shall refer instead to the successor corporation and not to Parent or such Issuer), and may exercise every right and power of Parent or such Issuer under this Indenture with the same effect as if such successor Person had been named as Parent or such Issuer herein; provided that Parent or Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of Parent’s or such Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

(a) As used in this Indenture with respect to Securities of any series, unless it is either inapplicable to a particular series or it is specifically deleted or modified in an Officer’s Certificate, a supplemental indenture or resolutions of the Issuers’ Boards, as applicable, an “Event of Default” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the failure to pay the principal of (or premium, if any, on) such series of the Securities when due and payable;

(2) the failure to pay any interest installment or Additional Amounts on such series of Securities when due and payable, which failure continues for 30 days;

(3) the failure by the Issuers to comply for 90 days after written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Securities of such series with its covenants or other agreements (other than those described in clauses (1) and (2) above) contained in this Indenture; provided that in the case of a failure to comply with the provisions described in Section 4.03, such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided that no such notice may be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice; and

(4) any Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; and

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against any Issuer, in a proceeding in which any Issuer is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer or for all or substantially all of the property of any Issuer; or

(iii) orders the liquidation of any Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

SECTION 6.02. Acceleration.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, if any Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01(a)) with respect to Securities of any series at the time outstanding occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in aggregate principal amount of the then total outstanding Securities of such series (or, if any Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Securities of such series to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest with respect to such series of Securities shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Securities of any series if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of such series of Securities.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (4) or (5) of Section 6.01(a), all outstanding Securities shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the event of a declaration of acceleration with respect to Securities of any series, the Holders of a majority in aggregate principal amount of the then total outstanding Securities of such series by written notice to the Issuers and the Trustee may on behalf of all of the Holders of such series of Securities rescind such declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Securities (except nonpayment of principal, interest, Additional Amounts, if any, or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

The Issuers will be required to deliver to the Trustee, within 120 days after the end of each fiscal year of Parent, an Officer’s Certificate indicating whether the signer of the certificate knows of any failure by the Issuers or the Guarantors to comply with all conditions and covenants of this Indenture during such fiscal year.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing with respect to Securities of any series at the time outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such series of Securities or to enforce the performance of any provision of such series of Securities or this Indenture with respect to such series of Securities.

The Trustee may maintain a proceeding even if it does not possess any of such series of Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default with respect to such series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then total outstanding Securities of any series by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive any existing Default with respect to such series of Securities and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on, any Security of such series held by a non-consenting Holder of such series of Securities; provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then total outstanding Securities of such series may rescind a declaration of acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default with respect to such series of Securities shall cease to exist, and any Event of Default with respect to such series of Securities arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 6.06, the Holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series and the Trustee may act at the direction of the Holders without liability. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security of such series or that would involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder of a Security of a series shall have any right to institute any proceeding with respect to this Indenture or the Securities of such series or for any remedy thereunder unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to such series of Securities is continuing with respect to the Securities of such series;

(2) Holders of at least 30% in aggregate principal amount of the total outstanding Securities of such series have requested that the Trustee to pursue the remedy in writing;

(3) Holders of such series of Securities have offered and, if requested, provided to the Trustee for such Securities indemnity or security satisfactory to the Trustee against any cost, loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the total outstanding Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period;

provided that the foregoing limitation shall not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of, premium, if any, or interest on such Security on or after the respective due date expressed in such Security.

A Holder of any series of Securities may not use this Indenture to prejudice the rights of another Holder of such series of Securities or to obtain a preference or priority over another Holder of Securities of such series.

SECTION 6.07. Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of principal, premium, if any, Additional Amounts, if any, and interest on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) with respect to any series of Securities occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, Additional Amounts, if any, and interest remaining unpaid on such Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder of Securities of any series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Guarantors, the Trustee and the Holders of Securities of such series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Securities of such series shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to Parent or an Issuer (or any other obligor upon the Securities including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of the applicable series of Securities for amounts due and unpaid on such Securities or such series of Securities for principal, premium, if any, Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities or such series of Securities for principal, premium, if any, Additional Amounts, if any, and interest, respectively; and

(iii) to Parent, an Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a Record Date and payment date for any payment to Holders of Securities pursuant to this Section 6.13.

SECTION 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Securities of any series unless the Holders of the Securities of such series have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f) [Reserved].

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of the applicable series and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuers and any Guarantor deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Issuers or any Affiliate of any Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default with respect to any series of Securities occurs and is continuing and the Trustee has received written notice thereof, the Trustee shall send to Holders of such series of Securities a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Security, the Trustee may withhold from the Holders of such series of Securities notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Securities. The Trustee shall not be deemed to know of any Default unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.

SECTION 7.06. Reports by Trustee to Holders of the Securities.

Within 60 days after each October 15, following the issuance of a series of Securities under this Indenture, and for so long as any Securities remain outstanding, the Trustee shall send to the Holders of the Securities a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also send all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time it is sent to the Holders of the Securities of any series shall be sent to the Issuers and filed with the SEC and each stock exchange on which the Securities of that series are listed in accordance with Trust Indenture Act Section 313(d). The Issuers shall promptly notify the Trustee when the Securities of any series are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

The Issuers and any Guarantors shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and any Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in addition to the compensation for its services.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against any Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, any Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers and the Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that series. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(4) or (5) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with respect to the Securities of one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then total outstanding Securities of any series may remove the Trustee with respect to that series of Securities by so notifying the Trustee and the Issuers in writing with 31 days prior written notice. The Issuers may remove the Trustee with respect to Securities of one or more series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed with respect to the Securities of any one or more series or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee with respect to the Securities of such series. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then total outstanding Securities of such series may appoint a successor Trustee with respect to the Securities of such series to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Securities of any one or more series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then total outstanding Securities of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder of Securities of the applicable series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of such series and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each series of Securities for which it is acting as Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of each such series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Securities of any series upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Securities of any series and the related Security Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of the applicable series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same, in each case, with respect to such series of Securities) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of such series of Securities to receive payments in respect of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Securities when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Issuers’ obligations with respect to such series of Securities concerning issuing temporary Securities, registration of such Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

SECTION 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05 and 4.08 (and any additional negative covenants specified for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards) with respect to such Securities of the applicable series on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Securities of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Securities of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to Securities of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Securities of such series under Section 6.01, but, except as specified above, the remainder of this Indenture and Securities of such series shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4) and 6.01(a)(5) shall not constitute Events of Default with respect to Securities of such series.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to Securities of any series:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Securities, cash in U.S. dollars, U.S. Government Obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized public accounting firm (insofar as any U.S. Government Obligations are so included), to pay the principal of, premium, if any, and interest due on such Securities on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Securities and the Issuers must specify whether such Securities are being defeased to Maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of such series of Securities, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which, an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of Securities of such series of all sums due and to become due thereon in respect of principal, premium and Additional Amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Securities of such series.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series of Securities.

SECTION 8.06. Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Additional Amounts, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium and Additional Amounts, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuers make any payment of principal of, premium and Additional Amounts, if any, or interest on any Security following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders.

Notwithstanding Section 9.02, the Issuers, the Guarantors (only to the extent an amendment or supplement affects or relates to the Security Guarantees or this Indenture, and for the avoidance of doubt excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor), the Trustee may amend or supplement this Indenture or the Securities of one or more series and any related Security Guarantee without the consent of any Holder:

(1) to cure any ambiguity or omission or correct any defect or inconsistency;

(2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture, as shall not adversely affect the interests of any Holders of the Securities of such series in any material respect;

(3) to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the Securities, the Security Guarantees or this Indenture, as described in Section 5.01;

(4) to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the Holders of any series of the Securities, and to add any additional defaults or Events of Default with respect to such series for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

(5) to modify or amend this Indenture (including any supplemental indenture) to make changes as are required for this Indenture to comply with the Trust Indenture Act;

(6) to add Security Guarantees with respect to any or all of the Securities of such series or to release any Guarantor or Security Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor;

(7) to add collateral with respect to any or all the Securities of such series;

(8) to provide for the issuance of Additional Securities in accordance with the terms of this Indenture;

(9) to make any change that does not adversely affect the rights of any Holder of Securities of such series;

(10) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of such series;

(11) to comply with the rules of any applicable securities depositary;

(12) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(13) to conform the text of this Indenture, the Securities of any series, any related Security Guarantee or any security documents to the description of such Securities contained in the Issuers’ prospectus, prospectus supplement or similar document with respect to the offering of the Securities of such series to the extent such descriptions were intended to be a verbatim recitation of a provision in, this Indenture, such Securities, such Security Guarantee or such security documents;

(14) to make any amendment to the provisions of this Indenture relating to the transfer and legending of any Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in such Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer such Securities; or

(15) to establish the form or terms of Securities of any series as permitted by Section 2.01.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, provided that the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture that affect its own rights, duties or immunities under this Indenture or otherwise. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.02. With Consent of Holders of Securities.

Except as provided below in this Section 9.02 with respect to each series of Securities, the Issuers, any Guarantor (with respect to its Security Guarantee) and the Trustee may amend or supplement this Indenture, the Securities of one or more series and the Security Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities of such series (including Additional Securities of such series, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, or purchase of, the applicable series of Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default with respect to such series of Securities (other than a Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest on such Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance in respect of a series of Securities with any provision of this Indenture, the Security Guarantees or such series of Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series (including Additional Securities of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such series). Section 2.08 and Section 2.09 shall determine which Securities of such series are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each Holder of Securities affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Security;

(2) reduce the principal amount of, or the rate of interest on, any such Security;

(3) reduce any premium, if any, or Redemption Price payable upon the redemption of any such Security;

(4) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof;

(5) change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such Security is payable;

(6) amend the contractual right expressly set forth in this Indenture or any Security of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest or Additional Amounts, if any, on such Security on or after the Stated Maturity or Redemption Date of any such Security;

(7) reduce the percentage in aggregate principal amount of the outstanding Securities of any series, the consent of whose Holders is required to approve any such modification or amendment or for any waiver of compliance with, or Defaults under this Indenture;

(8) modify any of the provisions in Sections 6.04 and 6.05, except to increase any percentage vote required or to provide that certain other provisions of this Indenture may not be modified or waived without the consent of the Holder of each Security affected thereby; or

(9) modify any of the above provisions.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05. Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Issuers in exchange for all Securities of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver until their Boards approve it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel shall be required in respect of any supplemental indenture the sole purpose of which is to add additional guarantors.

ARTICLE 10

SECURITY GUARANTEES

SECTION 10.01. Security Guarantee.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, subject to this Article 10, from and after the Issue Date and upon the execution and delivery of (x) this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, any supplemental indenture to this Indenture, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, if any, or interest and Additional Amounts, if any, on the Securities shall be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that this Security Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Security Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Security Guarantees.

Each Security Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation or reorganization, should such Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities or Security Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Security Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Security Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior indebtedness of such Guarantor.

Each payment to be made by a Guarantor in respect of its Security Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02. [Reserved].

SECTION 10.03. Execution and Delivery.

To evidence its Security Guarantee set forth in Section 10.01, each Guarantor (x) has executed this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, shall execute the supplemental indenture substantially in the form set forth in Exhibit A.

Upon the execution and delivery of (x) this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, any supplemental indenture to this Indenture, each Guarantor who executes such supplemental indenture agrees that its Security Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Security Guarantee on the Securities.

If an Officer whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Security, the Security Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Securities against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Securities shall have been paid in full.

SECTION 10.05. Benefits Acknowledged.

Upon the execution and delivery of (x) this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, any supplemental indenture to this Indenture, each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Security Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06. Release of Security Guarantees.

Unless otherwise indicated for a particular series of Securities by an Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, each Security Guarantee of a series of Securities by a Guarantor shall provide by its terms that its Obligations under this Indenture with respect to such series and such Security Guarantee shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Security Guarantee, upon the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series in accordance with Article 8 or the Issuers’ obligations under this Indenture with respect to such series being discharged in accordance with the terms of this Indenture.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon the Issuers’ request cease to be of further effect with respect to any series of Securities specified by the Issuers and any related Security Guarantees (except as to any surviving rights of registration of transfer or exchange of Securities of any series herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series of Securities, when:

(1) either (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers or the Guarantors and thereafter repaid to the Issuers or the Guarantors or discharged from such trust), have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable by reason of the making of a notice of redemption or otherwise; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

and the Issuers or any Guarantor, in the case of subclause (i), (ii) or (iii) of clause (B) above, have (x) irrevocably deposited or caused to be deposited with the Trustee U.S. dollars, or U.S. Government Obligations, or both, in trust solely for the benefit of the Holders of the Securities of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, Additional Amounts, if any, reasonably determinable by the Issuers (in the exercise of their sole and absolute discretion) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and (y) delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such series of Securities at Maturity or the Redemption Date; provided, that upon any redemption that occurs prior to a Par Call Date, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Redemption Price calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Redemption Price Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Redemption Price Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Redemption Price Deficit that confirms that such Redemption Price Deficit shall be applied toward such redemption;

(2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to such series of Securities; and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series of Securities have been complied with.

In the event there are outstanding Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Securities of such series to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees with respect to a series of Securities hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees with respect to the applicable series of Securities hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of this Section 11.01, the obligations of the Trustee under Section 11.02 and Section 8.06 shall survive.

SECTION 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto as set forth in the Registrar, of the principal, premium and Additional Amounts, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer’s and any Guarantor’s obligations under this Indenture and such series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium or interest on any Securities of such series because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 13.02. Notices.

Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:

If to an Issuer and/or any Guarantor:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Christopher Garcia

Email: Christopher.A.Garcia@dell.com

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

601 Travis Street, 16th Floor

Houston, TX 77002

Fax No.: (713) 483-6954

Attention: Corporate Trust Administration

Any Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, and at the time sent, if given electronically; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding anything to the contrary contained herein, as long as any series of Securities are in the form of a Global Security, notice to the Holders of such series of Securities may be made electronically in accordance with procedures of the Depositary for such Security.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee at the same time.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuers and/or the Guarantors, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuers and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Issuers and/or the Guarantors, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuers and the Guarantors understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuers and the Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuers, the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuers and the Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuers and/or the Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 13.03. Communication by Holders of Securities with Other Holders of Securities.

Holders of Securities of any series may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders of such series of Securities or other series of Securities with respect to their rights under this Indenture or such series of Securities or all Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator, member, partner or stockholder of an Issuer or any Guarantor or any of their parent companies or entities (other than such Issuer in respect of the Securities and each Guarantor in respect of its Security Guarantee) shall have any liability for any obligations of the Issuers or the Guarantors under the Securities, the Security Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 13.08. Governing Law; Submission to Jurisdiction.

THIS INDENTURE, THE SECURITIES AND ANY SECURITIES GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, any Security Guarantee and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 13.09. Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, epidemics or pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 13.11. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuers agree (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions related to this Indenture (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 13.11 shall survive the termination of this Indenture.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent, Denali Intermediate, Dell and their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. [Reserved.]

SECTION 13.14. Successors.

All agreements of the Issuers in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind each of their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 13.15. Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.16. [Reserved].

SECTION 13.17. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 13.18. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.19. No Adverse Interpretation of Other Agreement.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any Guarantor or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

DELL INTERNATIONAL L.L.C.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

EMC CORPORATION

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

DELL TECHNOLOGIES INC.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President, Corporate Securities and Finance Counsel and Assistant Secretary

DENALI INTERMEDIATE INC.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

DELL INC.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [__________], among [__________________] (the “Guaranteeing Subsidiary”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), are party to an indenture, dated as of January 24, 2023, as supplemented by the [Officer’s Certificate][supplemental indenture][board resolutions of the Issuers], dated as of [                ] (together, the “Indenture”), providing for the issuance of $[        ] aggregate principal amount of [senior debt securities] (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Securities and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Security Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of any series of Securities.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Security Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Security Guarantee on the Securities.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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